UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa Suite 105
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 412-5302

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2021, Equillium, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of April 1, 2021, the record date for the Annual Meeting, 29,040,270 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the numbers of broker non-votes with respect to each matter, as applicable.

A total of 24,310,147 shares of the Company’s common stock were present at the Annual Meeting in person or by proxy, which represents approximately 83.71% of the shares of the Company’s common stock outstanding as of the record date for the Annual Meeting.

1. To elect the following two Class III directors for a three-year term to expire at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	Shares Voted For	Voting Authority Withheld	Broker Non-Votes
Daniel M. Bradbury	14,661,923.66	3,581,415.74	6,066,808.00
Martha J. Demski	14,661,415.01	3,581,924.39	6,066,808.00
Mark Pruzanski, M.D.	14,667,052.01	3,576,287.39	6,066,808.00

In accordance with the above results, each nominee was elected to serve as a director.

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Shares Voted For	Shares Voted Against	Abstain	Broker Non-Votes
24,004,612.40	300,425.00	5,110.00	0.00

In accordance with the above results, the selection of KPMG LLP was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Equillium, Inc.

Date:	May 28, 2021	By:	/s/ Bruce D. Steel
Bruce D. Steel President and Chief Executive Officer